UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2004

MYLAN LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive
Canonsburg, PA 15317
(Address of principal executive offices)

(724) 514-1800
(Registrant’s telephone number, including area code)

Item 3.03 — Material Modification to Rights of Security Holders.

     On September 8, 2004, Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), pursuant to approval by the Company’s Board of Directors, entered into an amendment (the “Amendment”) to the Rights Agreement by and between the Company and American Stock Transfer & Trust Company, dated as of August 22, 1996, as amended as of November 8, 1999 and August 13, 2004 (as so amended, the “Rights Agreement”). The Amendment temporarily reduces from 15% to 10% the threshold at which the Rights (as defined in the Rights Agreement) will become immediately exercisable. According to the Rights Agreement, as soon as a person or group becomes the beneficial owner of 10% of the Company’s outstanding common stock, the Rights are automatically triggered. The duration of the decreased threshold is limited to the earlier of the consummation or termination of the pending acquisition of King Pharmaceuticals, Inc. A copy of the Amendment is attached hereto as Exhibit 4.1.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Amendment No. 3 to Rights Agreement, dated as of September 8, 2004, by and between the registrant and American Stock Transfer & Trust Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN LABORATORIES INC.
Date: September 9, 2004	By:	/s/ Edward J. Borkowski
Edward J. Borkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 3 to Rights Agreement, dated as of September 8, 2004, by and between the registrant and American Stock Transfer & Trust Company.